                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

         WHEREAS, E. James Ferland (the "Executive") entered into an Employment Agreement ("Agreement") with Public Service Enterprise Group Incorporated, a New Jersey Corporation ("Enterprise"), dated as of June 16, 1998, covering the Executive's services as Chairman of the Board and Chief Executive Officer of Enterprise, and

         WHEREAS, the terms of such Agreement cover the employment of Executive from June 16, 1998 until March 31, 2005, and

         WHEREAS, Enterprise and the Executive agree that the Executive will make his services available to Enterprise for an additional two years beyond the expiration date of the Agreement in accordance with the Agreement as amended hereby;

         NOW, THEREFORE, IN CONSIDERATION of the mutual premises, Enterprise and the Executive hereby agree to amend the Employment Agreement as follows:


                                      First
                                      -----


         Section 1(b) of the Agreement is amended to read as follows:

                  (b) Term. The term of the Executive's employment under this Agreement (the "Employment Period") shall commence as of the date hereof and shall continue until March 31, 2007. If the Executive elects to retire prior to March 31, 2007, the Employment Period shall end on the date of retirement.

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                                     Second
                                     ------


         Section 3(d) of the Agreement is amended to read as follows:

                  (d) Stock Award. In consideration of the commitment he will assume during the Employment Period, the Executive shall be granted an award (the "Stock Award") with respect to 210,000 shares of the Common Stock without nominal or par value of Enterprise ("Stock"). The initial 150,000 shares granted pursuant to the Agreement were effective as of the Effective Date. The 60,000 additional shares granted with this Amendment are granted effective as of the date of this Amendment. The shares of the Stock Award shall be restricted and shall be subject to the following terms and conditions:

                           (i) The shares for the Stock Award shall be purchased
                  by Enterprise or its agent on the open market or issued from Treasury shares. In the event any of the shares of the Stock Award shall be forfeited, Enterprise may apply such shares for its corporate purposes in its discretion.

                           (ii) The Executive's right to the Stock Award shall
                  vest in accordance with the following schedule, provided that the Executive has remained continuously employed by the Company, or its successor, during the Employment Period through the dates indicated below:

                                       Date            Number of Shares
                                       ----            ----------------
                                    3/31/2002              60,000
                                    3/31/2003              20,000
                                    3/31/2004              30,000
                                    3/31/2005              40,000
                                    3/31/2006              30,000
                                    3/31/2007              30,000

                  The shares of Stock vesting in any one year are referred to as an "Annual Award".

                           If, during the Employment Period, the Company
                  terminates the Executive's employment for Cause or the Executive terminates his employment without Good Reason, including Retirement prior to March 31, 2007, the Executive shall forfeit all right to all shares of the Stock Award that are not vested as of the Date of Termination. If, during the Employment Period, the Company shall terminate the Executive's employment without Cause or the Executive terminates his employment for Good Reason, or the Executive's Employment terminates by reason of death or Disability, the Executive's right to receive all shares of the Stock Award shall vest as of the Date of Termination.

                           (iii) Except as provided in (x), below, shares of the
                  Stock Award will be issued in the name of the Executive, but will be held by Enterprise for the account of the Executive together with a stock power that the Executive shall execute and deliver to Enterprise. The shares shall bear a restrictive legend indicating that they are subject to the terms, conditions and limitations of this Agreement.

                           (iv) Except as provided in (x), below, once shares of
                  the Stock Award shall vest, Enterprise shall promptly issue to the Executive a certificate for such shares without any legend or restriction (other than may be required by law) and Enterprise shall return to the Executive or shall destroy the related stock power previously executed by the Executive.

                           (v) Shares of Stock held by Enterprise or by a
                  trustee as provided in (x) below, for the account of the Executive prior to distribution to the Executive, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or disposition in contravention of the foregoing shall be null and void and of no effect.

                           (vi) Except as otherwise provided herein, the
                  Executive shall have all of the rights of a stockholder with respect to the shares of the Stock Award issued in his name, including the right to vote the shares, to receive dividends and other distributions thereon and to participate in any change in capitalization of Enterprise. In the event of any change in capitalization resulting in the issuance of additional shares to the Executive, such shares shall be subject to the same terms, conditions and restrictions as the shares in respect to which they are issued, and the Executive shall execute and deliver to Enterprise stock powers in respect thereto. If the Executive elects to reinvest dividends on the shares of the Stock Award, or if he shall receive rights or warrants in respect to any shares of the Stock Award, the shares acquired by dividend reinvestment or through the exercise of rights may be held, sold or otherwise disposed of by the Executive, free and clear of any restrictions created by this Agreement.

                           (vii) Unless the shares of the Stock Award to be
                  issued to the Executive have been registered pursuant to a Registration Statement under the Securities Act of 1933, prior to receiving such shares the Executive shall represent in writing to the Company that such shares are being acquired for investment purposes only and not with a view towards the further sale or distribution thereof and shall supply Enterprise with such other documentation as may be required by Enterprise, unless in the opinion of counsel to the Enterprise such representation, agreement or documentation is not necessary to comply with the Securities Act of 1933 and the rules and regulations thereunder.

                           (viii) Enterprise shall not be required to deliver
                  any shares of the Stock Award until they have been listed on each securities exchange on which shares of the Stock are listed or until there has been qualification under or compliance with such state and federal laws, rules or regulations that Enterprise may deem applicable. Enterprise will use its best efforts to obtain such listing, qualification and compliance.

                           (ix) The Compensation Committee may make such
                  provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Stock Award, including, but not limited to (1) withholding delivery of the certificate for shares of Stock until the Executive reimburses the Company for the amount it is required to withhold with respect to such taxes, (2) the canceling of any number of shares of Stock issuable to the Executive in an amount necessary to reimburse the Company for the amount it is required to so withhold, or (3) withholding the amount due from the Executive's other compensation.

                           (x) Notwithstanding the foregoing provisions of
                  Section 3(d), the Executive may elect to defer the delivery of any Annual Award that vests under Section 3(d)(ii), provided that the Executive's election is made before January 1 of the year in which the Annual Award vests, in accordance with the terms and conditions imposed by the Company. In the event of such election, the shares of deferred Company Stock shall be issued in the name of a trustee selected by the Company, and the provisions of Section 3(d)(v) shall continue to apply to the shares of Stock held by such trustee. If the Executive defers delivery of the Annual Award beyond the vesting date under Section 3(d)(ii), the Executive shall not be deemed to have, by virtue of his deferral agreement or the establishment of a trust, any claim on any specific assets of the Company or to the assets of such trust, and shall have no rights other than as a general unsecured creditor of the Company with respect to such deferred Annual Award. Subject to the terms of the trust instrument, the trustee holding a deferred Stock Award shall have all of the rights of a stockholder with respect to the shares of the Annual Award issued in its name, including the right to vote the shares, to receive dividends and other distributions thereon and to participate in any change in capitalization of Enterprise.

                           In the event of any Change in Control or change in
                  capitalization resulting in the issuance of additional or different shares to the trustee during the term of the deferral, such shares shall be subject to the same terms, conditions and restrictions as the shares in respect to which they are issued. If the trustee elects to reinvest dividends on shares of Stock held in the Trust, or if the trustee shall receive rights or warrants in respect to any shares of the Stock, the shares acquired by dividend reinvestment or through the exercise of rights shall also be subject to the same terms, conditions and restrictions to the shares with respect to which they are issued, unless otherwise provided in the trust agreement.

                                  Ratification
                                  ------------


         All of the provisions of the Employment Agreement not hereby expressly modified are hereby ratified and affirmed.


         Adopted this 20th day of November, 2001.





                                       --------------------------------
                                       E. James Ferland





                                       PUBLIC SERVICE ENTERPRISE GROUP
                                       INCORPORATED




                                       By
                                          -------------------------------
                                       Raymond V. Gilmartin,
                                       Chairman of the Organization
                                        and Compensation Committee


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